Exhibit 4.1

EXECUTION COPY

DEAN FOODS COMPANY,

the Issuer,

THE GUARANTORS SIGNATORY HERETO,

the Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

the Trustee

SUPPLEMENTAL INDENTURE NO. 6

(Supplemental to the Indenture dated as of May 15, 2006)

Dated as of December 16, 2010

9.750% Senior Notes due 2018

SUPPLEMENTAL INDENTURE NO. 6

THIS SUPPLEMENTAL INDENTURE NO. 6, dated as of December 16, 2010 (this “Supplemental Indenture No. 6”), among DEAN FOODS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), THE GUARANTORS signatory hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of May 15, 2006 (as supplemented by Supplemental Indenture No. 1 dated as of May 17, 2006, Supplemental Indenture No. 2 dated as of July 31, 2007, Supplemental Indenture No. 3 dated as of March 11, 2009, Supplemental Indenture No. 4 dated as of June 12, 2009 and Supplemental Indenture No. 5 dated as of December 7, 2009, the “Original Indenture” and, as supplemented by this Supplemental Indenture No. 6, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 3.01 of the Original Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of a series of Securities issued pursuant to the Original Indenture;

WHEREAS, the Company desires to issue a series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture No. 6 to modify the Original Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the following indirect subsidiary of the Company has become a guarantor under the Senior Credit Agreement: FRESH DAIRY DELIVERY, LLC, a Delaware limited liability company (the “Additional Subsidiary”);

WHEREAS, in connection herewith, the Additional Subsidiary has executed and delivered a Subsidiary Guarantee pursuant to Section 13.03 of the Original Indenture; and

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture No. 6 for the purpose of establishing the terms of such Securities, providing for the rights, obligations and duties of the Trustee with respect to such Securities, amending certain provisions of the Original Indenture and allowing the Additional Subsidiary to execute a supplemental indenture in respect of a Subsidiary Guarantee; and

WHEREAS, all conditions and requirements of the Original Indenture necessary to make this Supplemental Indenture No. 6 a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Relation to Indenture. This Supplemental Indenture No. 6 constitutes an integral part of the Original Indenture (the provisions of which, as modified by this Supplemental Indenture No. 6, shall apply to the 2018 Senior Notes (as defined in Section 2.01 hereof)) in respect of the 2018 Senior Notes but shall not modify, amend or otherwise affect the Original Indenture insofar as it relates to any other series of Securities or affect in any manner the terms and conditions of the Securities of any other series (in each case, except as provided in Article VII hereof). To the extent any provision of this Supplemental Indenture No. 6 conflicts with the express provisions of the Original Indenture, the provisions of this Supplemental Indenture No. 6 shall govern and be controlling.

Section 1.02 Definitions. For all purposes of this Supplemental Indenture No. 6, the capitalized terms used herein (i) that are defined herein have the respective meanings assigned thereto herein, and (ii) that are defined in the Original Indenture (and which are not defined in this Supplemental Indenture No. 6) have the respective meanings assigned thereto in the Original Indenture. For all purposes of this Supplemental Indenture No. 6:

1.01.01. All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 6;

1.01.02. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 6;

1.01.03. All references to “interest” in this Supplemental Indenture No. 6 and, insofar as such references pertain to the 2018 Senior Notes, in the Original Indenture shall be deemed to include Special Interest; and

1.01.04. The following terms, as used herein, have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2018 Senior Notes issued in reliance on Rule 144A.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Board of Directors” means the Board of Directors of the Company.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme

“Closing Date” means the date on which the 2018 Senior Notes are originally issued under this Supplemental Indenture No. 6.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Supplemental Indenture No. 6, located at 601 Travis, 16th Floor, Houston, TX, 77002, Attention: Corporate Trust Administration.

“Custodian” means the Trustee, as custodian with respect to the 2018 Senior Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any specified Person, any debt of such Person in respect of borrowed money, including Guarantees related thereto.

“Definitive Note” means a certificated 2018 Senior Note registered in the name of the Holder thereof and issued in accordance with Section 2.10 hereof, substantially in the form of Exhibit A hereto except that such 2018 Senior Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the 2018 Senior Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the 2018 Senior Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the 2018 Senior Notes; provided that, only the portion of such Capital Stock which is so required to be redeemed, redeemable or convertible or exchangeable prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the 2018 Senior Notes shall not constitute Disqualified Stock if the “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.01 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to Section 4.01 hereof; provided further that, any class or series of Capital Stock of such Person that, by its terms or otherwise, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of any Capital Stock that is not Disqualified Stock, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by delivery of such Capital Stock.

“DTC” means The Depository Trust Company.

“Equity Offering” means (i) a public or private sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) a public or private sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the common equity capital of the Company).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Notes” means the notes issued in the Exchange Offer pursuant to Section 2.10(f).

“Global Note Legend” means the legend set forth in Section 2.10(g)(2) hereof, which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.08, 2.10(b)(3), 2.10(b)(4), 2.10(d)(2) or 2.10(f) hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the 2018 Senior Notes for use by such Holders in connection with the Exchange Offer.

“Obligations” means any principal, interest, including Special Interest, if any, premium (if any), penalties, fees, indemnifications, reimbursements, damages, expenses and other liabilities payable under the documentation governing any Debt.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth in Section 2.10(g)(1) hereof to be placed on all 2018 Senior Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Redemption Date” has the meaning set forth in Section 3.01 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 16, 2010, by and among the Company, the guarantors listed in Schedule I thereto and the several initial purchasers listed in Schedule II thereto as such agreement may be amended, modified or supplemented from time to time and, with respect to any additional Securities having the same interest rate, maturity date, CUSIP number and other terms (other than the issue date, the issue price and the amount of interest payable on the first interest payment date after issuance) that are issued by the Company as contemplated by Section 2.02 hereof, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, in each case relating to rights given by the Company to the purchasers of 2018 Senior Notes to register such 2018 Senior Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 903” means Rule 903 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 904” means Rule 904 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Special Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Stated Maturity,” when used with respect to the 2018 Senior Notes, has the meaning specified in Section 2.03 hereof.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2014; provided, however, that if the period from the Redemption Date to December 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Treasury Rate and showing the calculation in reasonable detail.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE 9.750% SENIOR NOTES DUE 2018

Section 2.01 Title of Securities. There shall be a series of Securities designated the “9.750% Senior Notes due 2018” (the “2018 Senior Notes”).

Section 2.02 Limitation of Aggregate Principal Amount. The aggregate principal amount of the 2018 Senior Notes shall initially be limited to $400,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.02, 3.06, 3.07, 3.09, 9.05 or 11.07 of the Original Indenture and Section 2.10 hereof). The Company may, without the consent of the Holders of the 2018 Senior Notes, issue additional Securities having the same interest rate, maturity date, CUSIP number and other terms (other than the issue date, the issue price and the amount of interest payable on the first Interest Payment Date after issuance). Any additional Securities, together with the 2018 Senior Notes, will constitute a single series of Securities under the Indenture. No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the 2018 Senior Notes.

Section 2.03 Principal Payment Date. The principal amount of the 2018 Senior Notes outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on December 15, 2018, which date shall be the Stated Maturity of the 2018 Senior Notes.

Section 2.04 Interest and Interest Rates. The rate of interest on each 2018 Senior Note shall be 9.750% per annum, accruing from December 16, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2011 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any 2018 Senior Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable in respect of any 2018 Senior Note, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such 2018 Senior Note (or one or more predecessor securities) is registered at the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, prior to such Interest Payment Date (the “Record Date”). Any such interest installment not punctually paid or duly provided for in respect of any 2018 Senior Note shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name such 2018 Senior Note (or one or more predecessor securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of the 2018 Senior Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2018 Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture.

Section 2.05 Place of Payment. The place where the 2018 Senior Notes may be presented or surrendered for payment, where the 2018 Senior Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the 2018 Senior Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee or at the Company’s office or the Paying Agent’s office maintained for that purpose in the borough of Manhattan, City of New York.

Section 2.06 Denomination. The 2018 Senior Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.07 Currency. Principal and interest on the 2018 Senior Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 2.08 Form of 2018 Senior Notes; Global Security.

(a) The 2018 Senior Notes will initially be issued in one or more permanent global securities substantially in the form set forth in Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto), as a book-entry security. Each Global Note will represent such of the outstanding 2018 Senior Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding 2018 Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding 2018 Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding 2018 Senior Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.10 hereof.

Section 2.09 Security Registrar and Paying Agent for the 2018 Senior Notes. The Trustee shall serve initially as the Security Registrar and the Paying Agent.

Section 2.10 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will only be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes, if the Trustee so requests.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee; provided, however, that interests in the Regulation S Global Note will not be exchangeable for Definitive Notes until after expiration of the Restricted Period. Such Definitive Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.06, 3.07 and 3.09 of the Original Indenture. Every Definitive Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.10 or Sections 3.06, 3.07 or 3.09 of the Original Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another 2018 Senior Note other than as provided in this Section 2.10(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.10(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.10(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.10(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.10(f) hereof, the requirements of this Section 2.10(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture No. 6 and the 2018 Senior Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.10(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.10(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.10(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (c), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (c) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Original Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (c) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

Subject to Section 2.10(a),

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.10(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.10(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.10(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.10(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.10(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.10(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.10(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.10(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(C) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.10(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.10(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Original Indenture, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; provided that, the Company in its sole discretion shall determine whether to issue more than one Unrestricted Global Note; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any 2018 Senior Notes that were outstanding prior to the Exchange Offer that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture No. 6.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefore or substitution thereof) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ITS AFFILIATES OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.10 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. The Company may also provide a certificate to the Trustee instructing the Trustee that the Private Placement Legend no longer applies or issue one or more new Notes to the Trustee in replacement for all or part of the Notes with the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF SUPPLEMENTAL INDENTURE NO. 6 HEREINAFTER REFERRED TO, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.10(a) OF SUPPLEMENTAL INDENTURE NO. 6, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.10 OF THE ORIGINAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.10 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(1) General Provisions Relating to Transfers and Exchanges.

(A) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 3.03 of the Original Indenture or at the Registrar’s request.

(B) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.09 and 11.07 of the Original Indenture and Section 4.01 hereof).

(C) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(D) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Company, evidencing the same Debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(E) Neither the Registrar nor the Company will be required:

(i)	to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.03 of the Original Indenture and ending at the close of business on the day of selection;

(ii)	to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)	to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(F) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(G) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.03 of the Original Indenture.

(H) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.10 to effect a registration of transfer or exchange may be submitted by facsimile.

(i) Indemnification by Holders of 2018 Senior Notes. Each Holder of a 2018 Senior Note agrees to indemnify the Company and Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s 2018 Senior Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any 2018 Senior Notes other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

ARTICLE III

REDEMPTION

Section 3.01 Optional Redemption. On and after December 15, 2014, the Company may, at the Company’s option, from time to time, redeem some or all of the 2018 Senior Notes, upon notice as described below, at the redemption prices (expressed as a percentage of principal amount of the 2018 Senior Notes) set forth below, plus accrued and unpaid interest, if any, and Special Interest, if any, on the 2018 Senior Notes, to the applicable date of redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage

2014	104.875%

2015	102.438%

2016 and thereafter	100.000%

Prior to December 15, 2013, the Company may, at its option, on any one or more occasions, upon notice as described below, redeem up to 35% of the aggregate principal amount of the 2018 Senior Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest, if any, and Special Interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that

•	at least 65% of the original principal amount of the 2018 Senior Notes issued on the Closing Date remains outstanding immediately after each such redemption; and

•	the redemption occurs within 180 days after the closing of the related Equity Offering.

In addition, the Company may, at the Company’s option, redeem all, or, from time to time, a part of the 2018 Senior Notes at any time prior to December 15, 2014, upon notice as described below, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2018 Senior Notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the Redemption Date) and Special Interest, if any, on the 2018 Senior Notes discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, and Special Interest, if any, on the principal amount of 2018 Senior Notes being redeemed to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

In the case of any redemption at the Company’s option as described above, the Company must provide not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder of the 2018 Senior Notes at its registered address.

Section 3.02 Selection and Notice. Notice of redemption shall be given in accordance with Section 11.04 of the Original Indenture. If the Company is redeeming less than all of the outstanding 2018 Senior Notes, the Trustee will select, not more than 60 days and not less than 30 days before the Redemption Date, the particular 2018 Senior Notes or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the 2018 Senior Notes are listed or, if the 2018 Senior Notes are not listed, then on a pro rata basis (or, in the case of 2018 Senior Notes issued as Global Notes, the Trustee will select the 2018 Senior Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no note of $2,000 in original principal amount or less will be redeemed in part. In the case of any redemption of 2018 Senior Notes prior to the expiration of any restriction on such redemption provided in the terms of the 2018 Senior Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

If notice of redemption of 2018 Senior Notes to be redeemed at the election of the Company is to be given, at the Company’s request, by the Trustee in the name and at the expense of the Company, the Company shall, at least 10 days prior to the date notice of redemption is required to be given (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date, of the applicable redemption date and of the principal amount of 2018 Senior Notes to be redeemed.

Section 3.03 Sinking Fund Obligations. The Company has no obligation to redeem or purchase any 2018 Senior Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof, except as described in Article II, below.

ARTICLE IV

HOLDERS’ REPURCHASE OPTION FOLLOWING CHANGE OF CONTROL

Section 4.01 Required Repurchase on Change of Control.

Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the 2018 Senior Notes under Article III hereof, each Holder of the 2018 Senior Notes will have the right to require the Company to repurchase all or any part of such Holder’s 2018 Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the 2018 Senior Notes to be repurchased, plus accrued and unpaid interest, including Special Interest, if any, to, but excluding the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control, the Company will:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each Holder of 2018 Senior Notes, at such Holder’s address appearing in the security register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all 2018 Senior Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date, which will be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that Holders of 2018 Senior Notes must follow in order to tender their 2018 Senior Notes (or portions thereof) for payment, and the procedures that such Holders must follow in order to withdraw an election to tender 2018 Senior Notes (or portions thereof) for payment.

The Company will not be required to make a Change of Control Offer following a Change of Control (1) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all 2018 Senior Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture under Article III hereof. A Change of Control Offer may be made in advance of, or conditional upon, a Change of Control if a definitive agreement is in place.

If Holders of not less than 90% in aggregate principal amount of the outstanding 2018 Senior Notes validly tender and do not withdraw such 2018 Senior Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the 2018 Senior Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all 2018 Senior Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest and Special Interest, if any, to the date of redemption.

Section 4.02 Compliance with the Exchange Act. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws or regulations in connection with the repurchase of 2018 Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article IV, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article IV by virtue of this compliance.

ARTICLE V

ADDITIONAL EVENT OF DEFAULT

Section 5.01 Failure of a Subsidiary Guarantee. In addition to the Events of Default set forth in the Original Indenture, an Event of Default will also occur in the event the Subsidiary Guarantee of the 2018 Senior Notes by any of the Subsidiary Guarantors ceases to be, or is asserted in writing by the Company or such Subsidiary Guarantor not to be, in full force and effect or enforceable in accordance with its terms (except as contemplated or permitted by the terms of the Subsidiary Guarantee or the Indenture).

ARTICLE VI

ADDITIONAL COVENANT

Section 6.01 Rule 144A(d)(4) Information. The Company and the Subsidiary Guarantors agree that, for so long as any 2018 Senior Notes remain outstanding, if at any time the Company is not subject to Section 13 or Section 15 of the Exchange Act, they will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE VII

ADDITIONAL SUBSIDIARY GUARANTEE

Section 7.01 Additional Subsidiary Guarantee. Subject to the provisions of Article Thirteen of the Original Indenture, which provisions are incorporated herein by reference, the Additional Subsidiary hereby agrees to unconditionally guarantee, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Original Indenture or this Supplemental Indenture No. 6, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and interest, if any, on, the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) all other obligations of the Company to the Holders or the Trustee under the Original Indenture, and the Securities will be fully and punctually performed within the grace period set forth in Section 6.01(c) of the Original Indenture, if applicable, all in accordance with the terms of Article Thirteen of the Original Indenture.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendment to Original Indenture. Each reference to the word “corporation” in Section 5.01(a) of the Original Indenture shall be deleted and replaced with the word “Person”.

Section 8.02 Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture No. 6 constitutes an integral part of the Original Indenture. Except for the amendments and supplements made by this Supplemental Indenture No. 6, the Original Indenture shall remain in full force and effect as executed.

Section 8.03 Adoption, Ratification and Confirmation. The Original Indenture, as supplemented by this Supplemental Indenture No. 6, is in all respects hereby adopted, ratified and confirmed.

Section 8.04 Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture No. 6 are made by the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 6.

Section 8.05 Counterparts. This Supplemental Indenture No. 6 may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.

Section 8.06 Governing Law. This Supplemental Indenture No. 6 and the 2018 Senior Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into, in each case, performed in said state. The Trustee, the Company, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture No. 6 or the 2018 Senior Notes.

Section 8.07 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE 2018 SENIOR NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company, the Guarantors and the Trustee have executed this Supplemental Indenture No. 6 as of the date first above written.

DEAN FOODS COMPANY

By:	/s/ Shaun P. Mara
	Name:	Shaun P. Mara
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Supplemental Indenture No. 6]

ALTA-DENA CERTIFIED DAIRY, LLC
BERKELEY FARMS, LLC
COUNTRY FRESH, LLC
DEAN DAIRY HOLDINGS, LLC
DEAN EAST, LLC
DEAN EAST II, LLC
DEAN FOODS COMPANY OF CALIFORNIA, LLC
DEAN FOODS NORTH CENTRAL, LLC
DEAN FOODS OF SOUTHERN CALIFORNIA, LLC
DEAN FOODS OF WISCONSIN, LLC
DEAN SERVICES, LLC
DEAN SOCAL, LLC
DEAN WEST, LLC
DEAN WEST II, LLC
FRESH DAIRY DELIVERY, LLC
FRIENDSHIP DAIRIES, LLC
GANDY’S DAIRIES, LLC
GARELICK FARMS, LLC
HORIZON ORGANIC DAIRY, LLC
KOHLER MIX SPECIALTIES OF MINNESOTA, LLC
KOHLER MIX SPECIALTIES, LLC
LAND-O-SUN DAIRIES, LLC
MAYFIELD DAIRY FARMS, LLC
MODEL DAIRY, LLC
MORNINGSTAR FOODS, LLC
REITER DAIRY, LLC
SAMPSON VENTURES, LLC
SHENANDOAH’S PRIDE, LLC
SUIZA DAIRY GROUP, LLC
SWISS II, LLC
VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

By:	/s/ Shaun P. Mara
Name:	Shaun P. Mara
Title:	Vice President

[Signature Page to Supplemental Indenture No. 6]

DEAN HOLDING COMPANY
DEAN MANAGEMENT CORPORATION
DEAN TRANSPORTATION, INC.
HORIZON ORGANIC INTERNATIONAL, INC.
MARATHON DAIRY INVESTMENT CORP.
MIDWEST ICE CREAM COMPANY, LLC
TUSCAN/LEHIGH DAIRIES, INC.
WHITEWAVE FOODS COMPANY
WHITEWAVE SERVICES, INC.

By:	/s/ Shaun P. Mara
	Name:	Shaun P. Mara
	Title:	Vice President

DEAN INTELLECTUAL PROPERTY SERVICES II, INC.

By:	/s/ Shaun P. Mara
	Name:	Shaun P. Mara
	Title:	Vice President

DEAN INTELLECTUAL PROPERTY SERVICES, INC.

By:	/s/ Shaun P. Mara
	Name:	Shaun P. Mara
	Title:	Vice President

SOUTHERN FOODS GROUP, LLC

By:	/s/ Shaun P. Mara
	Name:	Shaun P. Mara
	Title:	Vice President

[Signature Page to Supplemental Indenture No. 6]

DIPS LIMITED PARTNER II

BY: CSC TRUST COMPANY OF DELAWARE, as Trustee

By:	/s/ Alan R. Halpern
	Name:	Alan R. Halpern
	Title:	Vice President

[Signature Page to Supplemental Indenture No. 6]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Senior Associate

[Signature Page to Supplemental Indenture No. 6]

EXHIBIT A

FORM OF GLOBAL NOTE

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

DEAN FOODS COMPANY

9.750% Senior Notes due 2018

CUSIP: [—]

No. R-1	Principal Amount: $[—]

Dean Foods Company, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of [—] ($[—]) on December 15, 2018, and to pay interest thereon from December 16, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing June 15, 2011 at the rate of 9.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

The Company will pay principal and, as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Interest Payment Date or Maturity Date to the date of such payment on the next succeeding Business Day.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

DEAN FOODS COMPANY

By:
Name:
Title:

By:
Name:
Title:

Dated: December 16, 2010

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

DEAN FOODS COMPANY

9.750% Senior Notes due 2018

1.	Indenture.

This Security is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to $400,000,000, all of such Securities issued and to be issued under an Indenture dated as of May 15, 2006, as supplemented prior to December 16, 2010 and as supplemented by a Supplemental Indenture No. 6, dated as of December 16, 2010 (as so supplemented, the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “`Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated pursuant thereto as the 9.750% Senior Note due 2018.

The Securities are general unsecured senior obligations of the Company.

The Company may, subject to Article Four of the Indenture and applicable law, issue additional Securities of any series under the Indenture.

2.	Paying Agent, Calculation Agent and Registrar.

Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

3.	Redemption.

On and after December 15, 2014, the Company may, at the Company’s option, from time to time, redeem some or all of the Securities, upon notice as described below, at the redemption prices (expressed as a percentage of principal amount of the Securities) set forth below, plus accrued and unpaid interest, if any, and Special Interest, if any, on the Securities, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage

2014	104.875%

2015	102.438%

2016 and thereafter	100.000%

Prior to December 15, 2013, the Company may, at its option, on any one or more occasions, upon notice as described below, redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest, if any, and Special Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that

•	at least 65% of the original principal amount of the Securities issued on the Closing Date remains outstanding immediately after each such redemption; and

•	the redemption occurs within 180 days after the closing of the related Equity Offering.

In addition, the Company may, at the Company’s option, redeem all, or, from time to time, a part of the Securities at any time prior to December 15, 2014, upon notice as described below, at a redemption price equal to the greater of:

•	100% of the principal amount of the Securities to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the Redemption Date) and Special Interest, if any, on the Securities discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, and Special Interest, if any, on the principal amount of Securities being redeemed to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

In the case of any redemption at the Company’s option as described above, the Company must provide not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder of the Securities at its registered address.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the Securities, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the Securities; provided that, only the portion of such Capital Stock which is so required to be redeemed, redeemable or convertible or exchangeable prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.01 of Supplemental Indenture No. 6 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to Section 4.01 of Supplemental Indenture No. 6; provided further that, any class or series of Capital Stock of such Person that, by its terms or otherwise, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of any Capital Stock that is not Disqualified Stock, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by delivery of such Capital Stock.

“Equity Offering” means (i) a public or private sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) a public or private sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the common equity capital of the Company).

“Stated Maturity,” when used with respect to the Securities, has the meaning specified in Section 2.03 of Supplemental Indenture No. 6.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2014; provided, however, that if the period from the Redemption Date to December 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Treasury Rate and showing the calculation in reasonable detail.

4.	Holders’ Repurchase Option Following Change of Control.

Upon the occurrence of a Change of Control (as defined below), unless the Company has exercised its right to redeem the Securities under Article III of Supplemental Indenture No. 6, each Holder of the Securities will have the right to require the Company to repurchase all or any part of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest, including Special Interest, if any, to, but excluding the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control, the Company will:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder’s address appearing in the security register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all Securities timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date, which will be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that such Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

The Company will not be required to make a Change of Control Offer following a Change of Control (1) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture under Article III of Supplemental Indenture No. 6. A Change of Control Offer may be made in advance of, or conditional upon, a Change of Control if a definitive agreement is in place.

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest and Special Interest, if any, to the date of redemption.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions described above, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations with respect to the matters described above by virtue of this compliance.

The terms below are defined as follows:

“Board of Directors” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly-Owned Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.

5.	Guarantees.

The Guarantors have unconditionally guaranteed the due and punctual payment of the principal, and interest, including Special Interest, if any, on the Securities of this series when and as the same shall become due and payable, whether at Stated Maturity, upon any redemption, by declaration or otherwise in the manner and to the extent set forth in the Indenture. The Subsidiary Guarantees will irrevocably terminate upon the terms and conditions set forth in the Indenture.

6.	Denominations; Transfer; Exchange.

The Securities of this series are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Persons Deemed Owners.

A Holder shall be treated as the owner of a Security for all purposes.

8.	Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company or the Guarantors, as the case may be, for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease. In no event will interest accrue on such unclaimed monies.

9.	Discharge Prior to Maturity.

In accordance with the terms of the Indenture, if the Company deposits with the Trustee money or Government Obligations sufficient to pay the then outstanding principal of and accrued and unpaid interest on the Securities of this series (a) the Company will be discharged from the Securities of this series and the Indenture with respect to the Securities of this series, except in certain circumstances for certain provisions thereof, and (b) the Company will be discharged from certain covenants set forth in the Indenture.

10.	Amendment; Supplement; Waiver.

Subject to certain exceptions, (a) the Indenture or the Securities of this series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities of this series then outstanding and (b) any past or existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Securities of this series then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities of this series to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

11.	Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company, among other things, to (a) create liens upon any principal property, (b) engage in sale and leaseback transactions or (c) merge, consolidate, transfer, lease or otherwise dispose of substantially all of its assets. On or before a date not more than 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

12.	Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

13.	Defaults and Remedies.

If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

14.	Defeasance.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security

15.	Trustee Dealings with the Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, any Guarantor or their respective Affiliates and may otherwise deal with the Company, any Guarantor or their respective Affiliates as if it were not the Trustee.

16.	No Recourse Against Others.

No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling Person, as such, of the Company or any Guarantor or of any successor Person shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

17.	Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUTS (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.	Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, each of the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Securities.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Dean Foods Company, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204; Attention: Treasurer.

NOTATION OF SUBSIDIARY GUARANTEES

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 15, 2006, as supplemented prior to December 16, 2010 and as supplemented by a Supplemental Indenture No. 6, dated as of December 16, 2010 (as so supplemented, the “Indenture”) by and among the Company, the Guarantors listed on Schedule I thereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and interest, including Special Interest, if any, on, the Securities when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) the full and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Securities within the grace period set forth in Section 6.01(c) of the Indenture, if applicable. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee, including provisions relating to the release or termination of the Subsidiary Guarantee(s). Each Holder of Securities, by accepting the same, agrees to and shall be bound by such provisions.

Dated: December 16, 2010

ALTA-DENA CERTIFIED DAIRY, LLC
BERKELEY FARMS, LLC
COUNTRY FRESH, LLC
DEAN DAIRY HOLDINGS, LLC
DEAN EAST, LLC
DEAN EAST II, LLC
DEAN FOODS COMPANY OF CALIFORNIA, LLC
DEAN FOODS NORTH CENTRAL, LLC
DEAN FOODS OF SOUTHERN CALIFORNIA, LLC
DEAN FOODS OF WISCONSIN, LLC
DEAN SERVICES, LLC
DEAN SOCAL, LLC
DEAN WEST, LLC
DEAN WEST II, LLC
FRESH DAIRY DELIVERY, LLC
FRIENDSHIP DAIRIES, LLC
GANDY’S DAIRIES, LLC
GARELICK FARMS, LLC
HORIZON ORGANIC DAIRY, LLC
KOHLER MIX SPECIALTIES OF MINNESOTA, LLC
KOHLER MIX SPECIALTIES, LLC
LAND-O-SUN DAIRIES, LLC
MAYFIELD DAIRY FARMS, LLC
MODEL DAIRY, LLC
MORNINGSTAR FOODS, LLC

REITER DAIRY, LLC
SAMPSON VENTURES, LLC
SHENANDOAH’S PRIDE, LLC
SUIZA DAIRY GROUP, LLC
SWISS II, LLC
VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

By:
Name:
Title:

DEAN HOLDING COMPANY
DEAN MANAGEMENT CORPORATION
DEAN TRANSPORTATION, INC.
HORIZON ORGANIC INTERNATIONAL, INC.
MARATHON DAIRY INVESTMENT CORP.
MIDWEST ICE CREAM COMPANY, LLC
TUSCAN/LEHIGH DAIRIES, INC.
WHITEWAVE FOODS COMPANY
WHITEWAVE SERVICES, INC.

By:
Name:
Title:

DEAN INTELLECTUAL PROPERTY SERVICES II, INC.

By:
Name:
Title:

DEAN INTELLECTUAL PROPERTY SERVICES, INC.

By:
Name:
Title:

SOUTHERN FOODS GROUP, LLC

By:
Name:
Title:

DIPS LIMITED PARTNER II

BY:	CSC TRUST COMPANY OF DELAWARE, as Trustee

By:
Name:
Title:

ASSIGNMENT FORM

I or we assign and transfer this Security to:

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint             , as agent, to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date:

Signed
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee*

*	The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule l7Ad-15 under the Exchange Act.

[For Definitive Notes only]

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.01 of Supplemental Indenture No. 6, check the following box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.01 of Supplemental Indenture No. 6, state the principal amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule l7Ad-15 under the Exchange Act.

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Dean Foods Company

2711 North Haskell Avenue

Suite 3400

Dallas, Texas 75204

Attention: Treasurer

The Bank of New York Mellon Trust Company, N.A.

601 Travis, 16th Floor

Houston, Texas 77002

Attention: Corporate Trust Administration

Re: 9.750% Senior Notes Due 2018

Reference is hereby made to the Indenture, dated as of May 15, 2006, between Dean Food Company, as issuer (the “Company”), the guarantors listed on Schedule 1 thereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), as supplemented prior to December 16, 2010 and as supplemented by Supplemental Indenture No. 6, dated as of December 16, 2010, between the Company, the Guarantors and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d) ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to Supplemental Indenture No. 6 and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Note (CUSIP ), or

	(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Note (CUSIP ), or

	(ii)	☐ Regulation S Global Note (CUSIP ), or

	(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Dean Foods Company

2711 North Haskell Avenue

Suite 3400

Dallas, Texas 75204

Attention: Treasurer

The Bank of New York Mellon Trust Company, N.A.

601 Travis, 16th Floor

Houston, Texas 77002

Attention: Corporate Trust Administration

Re: 9.750% Senior Notes Due 2018

(CUSIP             )

Reference is hereby made to the Indenture, dated as of May 15, 2006, between Dean Food Company, as issuer (the “Company”), the guarantors listed on Schedule 1 thereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), as supplemented prior to December 16, 2010 and as supplemented by Supplemental Indenture No. 6, dated as of December 16, 2010, between the Company, the Guarantors and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                             , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit D

FORM OF CERTIFICATE FROM

TRANSFEREE

Dean Foods Company

2711 North Haskell Avenue

Suite 3400

Dallas, Texas 75204

Attention: Treasurer

The Bank of New York Mellon Trust Company, N.A.

601 Travis, 16th Floor

Houston, Texas 77002

Attention: Corporate Trust Administration

Re: 9.750% Senior Notes Due 2018

Reference is hereby made to the Indenture, dated as of May 15, 2006, between Dean Food Company, as issuer (the “Company”), the guarantors listed on Schedule 1 thereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), as supplemented prior to December 16, 2010 and as supplemented by Supplemental Indenture No. 6, dated as of December 16, 2010, between the Company, the Guarantors and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; or (E) under any other available exemption from the registration requirements of the Securities Act.

D-1

3. We understand that, prior to any transfer of the Notes pursuant to clause (E) of paragraph 2, we will be required to furnish to the Company such legal opinions as the Company may require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We understand that we may also be required to furnish to you and the Company such certifications and other information as you or the Company may require and may rely upon to confirm that any transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

4. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are not acquiring the Notes with a view towards any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and on behalf of which we have the full power to make the foregoing acknowledgments, representations and agreements.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We understand that you and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the foregoing acknowledgments, representations and agreements is no longer accurate, we will promptly notify you and the Company of such inaccuracy.

[Insert Name of Transferee]

By:
Name:
Title:

Dated:

D-2